Exhibit 10.10.2

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

This SECOND AMENDED AND SECURITY AGREEMENT (this “Agreement”) dated as of July 26, 2005, and entered into by and among ITC^DeltaCom, Inc., a Delaware corporation (the “Parent”); Interstate FiberNet, Inc., a Delaware corporation (the “Borrower”), each of the other Subsidiaries of the Parent identified under the caption “Subsidiary Guarantors” on the signature pages hereto or which from time to time may become party hereto as contemplated herein (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Parent and the Borrower, the “Obligors”); and General Electric Capital Corporation, a Delaware corporation, as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Second Lien Credit Agreement referred to below).

RECITALS:

WHEREAS, the Borrower, the Parent, the Obligors, the lenders party thereto, and General Electric Capital Corporation, as a lender and as the administrative agent and collateral agent, previously executed and delivered that certain Credit Agreement, dated as of October 6, 2003 (the “Original Second Lien Credit Agreement”), and in connection therewith, the Obligors entered into that certain Security Agreement, dated as of even date therewith (the “Original Security Agreement”), pursuant to which the Obligors granted the Collateral Agent a security interest in all or substantially all of their respective assets.

WHEREAS, in connection with certain financing transaction occurring in March 2005, the parties to the Original Second Lien Credit Agreement entered into that certain Amended and Restated Credit Agreement, dated March 29, 2005 (the “Existing Second Lien Credit Agreement”), pursuant to which the indebtedness advanced pursuant to the Original Second Lien Credit Agreement was assumed, restructured, continued and consolidated, and in connection therewith, the Obligors entered into that certain Amended and Restated Security Agreement, dated as of event date therewith (the “Amended Security Agreement”), pursuant to which the security interests granted pursuant to the Original Security Agreement were reaffirmed, acknowledged, confirmed and continued.

WHEREAS, in connection with certain financing transactions occurring on the date hereof, the parties to the Existing Second Lien Credit Agreement have entered into that certain Second Amended and Restated Credit Agreement, dated as of the date hereof (the “Second Lien Credit Agreement”), pursuant to which the indebtedness advanced pursuant to the Original Second Lien Credit Agreement, as amended by Existing Second Lien Credit Agreement, was assumed, restructured, continued and consolidated, and in connection therewith, each Obligor is entering into this Agreement in order to reaffirm, acknowledge confirm and continue its grant to the Collateral Agent of a security interest in substantially all of its personal property and fixtures now owned or hereafter acquired.

Second Amended and Restated Security Agreement

WHEREAS, in connection with the Second Lien Credit Agreement, the Borrower and the other loan parties named therein have entered into the First Lien Credit Agreement (as defined in the Second Lien Credit Agreement) and the New Third Lien Securities Purchase Agreement (as defined in the Second Lien Credit Agreement), each dated as of even date herewith, pursuant to which certain of the Obligors have executed and delivered (i) that certain Security Agreement, dated as of even date herewith (the “First Lien Security Agreement”), by and among the Obligors, and TCP Agency Services, LLC, as collateral agent for the First Lien Lenders (as defined in the Second Lien Credit Agreement) (the “First Lien Collateral Agent” ) and (ii) that certain Security Agreement, dated as of even date herewith (the “Third Lien Security Agreement”), by and among the Obligors, and TCP Agency Services, LLC, as collateral agent for the New Third Lien Lenders (as defined in the Second Lien Credit Agreement) (the “Third Lien Collateral Agent”).

WHEREAS, in order to, among other things, confirm the relative priorities of the Liens on the Collateral (i) the parties to the First Lien Credit Agreement and the parties to the Second Lien Credit Agreement are entering into the Second Lien Intercreditor and Subordination Agreement (as defined in the Second Lien Credit Agreement), and (ii) the parties to the First Lien Credit Agreement, the Second Lien Credit Agreement and the New Third Lien Securities Purchase Agreement are entering into the Third Lien Intercreditor and Subordination Agreement (as defined in the Second Lien Credit Agreement) (collectively, the “Intercreditor and Subordination Agreements”).

WHEREAS, pursuant to the Second Lien Credit Agreement, each Obligor is entering into this Agreement in order to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in substantially all of its personal property and fixtures now owned or hereafter acquired.

WHEREAS, it is a condition precedent to the execution and delivery of the Second Lien Credit Agreement that the Obligors shall have granted the security interest and made the pledge contemplated by this Agreement.

WHEREAS, each Obligor shall derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to enter into the Second Lien Credit Agreement, each Obligor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties that the Amended Security Agreement shall be amended and restated in its entirety as follows:

Section 1. Definitions.

(a) Terms defined in the Second Lien Credit Agreement are used herein as defined therein.

(b) The terms “Accounts”, “Chattel Paper”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Payment

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Intangible”, “Proceeds” and “Software” have the respective meanings ascribed thereto in Article 9 of the UCC. The term “Financial Assets” shall have the meaning ascribed thereto in Article 8 of the UCC.

(c) In addition, as used herein:

“Agreement” shall mean this Second Amended and Restated Security Agreement.

“Assigned Agreements” means all contracts and agreements between any Obligor and one or more additional parties (including, without limitation, each of the agreements listed on Schedule 4.01(aa) to the Second Lien Credit Agreement).

“Collateral” has the meaning assigned to such term in Section 3.

“Collateral Account” has the meaning assigned to such term in Section 4.

“Copyright Collateral” means all Copyrights, whether now owned or hereafter acquired by any Obligor, including, without limitation, each Copyright identified in Annex 4.

“Copyrights” means all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Equity Borrowers” means, collectively, (a) the respective corporations, partnerships or other entities identified on Annex 3 under the caption “Equity Borrower” and (b) any other entity in which any of the Obligors shall at any time own an equity interest.

“Intellectual Property” means, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with intellectual property rights in and to (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all rights under licenses or user or other agreements granted to any Obligor with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, rights under the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral, listed in Annex 7; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Obligor; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by any Obligor in respect of any of the items listed above.

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“Motor Vehicles” means motor vehicles, tractors, trailers and other like property, whether or not the title thereto is evidenced or represented by a certificate of title or ownership.

“Patent Collateral” means all Patents, whether now owned or hereafter acquired by any Obligor, including without limitation each Patent identified in Annex 5.

“Patents” means all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

“Pledged Debt” means, in the case of each Obligor, the indebtedness set forth on and described in Annex 3 hereto and issued by the obligors named therein, and all additional indebtedness from time to time owed to such Obligor and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

“Pledged Shares” has the meaning assigned to such term in Section 3(k).

“Secured Obligations” means, collectively, (a) all Obligations of such Obligor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise and (b) all present and future obligations of the Obligors to the Secured Parties, or any of them, hereunder. The term “Secured Obligations” shall include any interest, fees, and any and all other amounts accruing or arising after the date of any filing by any Obligor of any petition in bankruptcy or the commencing of any bankruptcy, insolvency or similar proceedings with respect to such Obligor, whether or not such interest, fees or other amounts are allowable as a claim in any such proceeding.

“Stock Collateral” has the meaning assigned to such term in Section 3(k)(ii).

“Trademark Collateral” means all Trademarks, whether now owned or hereafter acquired by any Obligor, including without limitation each Trademark identified in Annex 6. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing

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thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

Section 2. Representations and Warranties. Each Obligor represents and warrants to the Secured Parties that:

(a) Title and Priority. Such Obligor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3, and no Lien exists upon such Collateral, except for Liens permitted under Section 5.02(a) of the Second Lien Credit Agreement (including, without limitation, the security interest in favor of the Secured Parties created pursuant hereto). The security interest created pursuant hereto constitutes a valid first priority security interest in the Collateral in which such Obligor purports to grant a security interest pursuant to Section 3 (subject to no equal or prior Lien except for Liens (i) set forth on Schedule 4.01(v) to the Second Lien Credit Agreement, but solely to the extent that such Liens reflect prior perfected security interests, (ii) securing the First Lien Facilities and (iii) having priority as a matter of law) and at such time as all filings delivered to the Collateral Agent on or before the Amendment Effective Date have been duly filed in accordance with the provisions of this Agreement, such security interest will be perfected.

(b) Names, Etc. (i) The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of each Obligor as of the date hereof are correctly set forth in Annex 1.

(ii) Annex 1 correctly specifies (i) the place of business of each Obligor or, if such Obligor has more than one place of business, the location of the chief executive office of such Obligor, and (ii) each location where Goods of each Obligor are located (other than Motor Vehicles constituting Equipment and Goods in transit).

(c) Changes in Circumstances. Such Obligor has not (i) except as specified in Annex 1, within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the UCC), (ii) except as specified in Annex 1, heretofore changed its name, or (iii) except as specified in Annex 2, heretofore become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC) with respect to a currently effective security agreement previously entered into by any other Person.

(d) Pledged Shares; Pledged Debt. The Pledged Shares identified under the name of such Obligor in Annex 3 are, and all other Pledged Shares in which such Obligor shall hereafter grant a security interest pursuant to Section 3 will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Shares are or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Equity Borrower of such Pledged Shares, upon the transfer of such Pledged Shares (except for any such restriction contained herein or in the Second Lien Credit Agreement). The Pledged Shares identified under the name of such Obligor in Annex 3 constitute all of the issued

Second Amended and Restated Security Agreement

and outstanding shares of capital stock of any class of the Equity Borrowers beneficially owned by such Obligor on the date hereof (whether or not registered in the name of such Obligor) and Annex 3 correctly identifies, as at the date hereof, the respective Equity Borrowers of such Pledged Shares, the respective class and par value of the shares constituting such Pledged Shares and the respective number of shares (and registered owners thereof) represented by each such certificate. The Pledged Debt identified under the name of such Obligor in Annex 3 is duly authorized, authenticated or issued and delivered, is evidenced by one or more promissory notes (which notes have been delivered to the First Lien Collateral Agent) and is not in default; all other Pledged Debt in which such Obligor shall hereafter grant a security interest pursuant to Section 3 will be duly authorized, authenticated or issued and delivered, and evidenced by one or more promissory notes.

(e) Intellectual Property. Annexes 4, 5, and 6, respectively, set forth under the name of such Obligor a complete and correct list of all Copyrights, Patents and Trademarks owned by such Obligor on the date hereof; except pursuant to licenses and other user agreements entered into by such Obligor in the ordinary course of business that are listed in Annex 7, such Obligor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in Annexes 4, 5, and 6 under the name of such Obligor, and all registrations listed in Annexes 4, 5 and 6, are valid and in full force and effect; and except as may be set forth in Annex 7, such Obligor owns and possesses the right to use all Copyrights, Patents and Trademarks listed in Annexes 4, 5 and 6 under the name of such Obligor.

Annex 7 sets forth a complete and correct list of all licenses and other user agreements included in the Intellectual Property on the date hereof.

To such Obligor’s knowledge, (i) except as set forth in Annex 7, there is no violation by others of any right of such Obligor with respect to any Copyright, Patent or Trademark listed in Annexes 4, 5, and 6, respectively, under the name of such Obligor and (ii) such Obligor is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted or are pending against such Obligor or, to such Obligor’s knowledge, threatened, and no claim against such Obligor has been received by such Obligor, alleging any such violation, except as may be set forth in Annex 7.

Such Obligor does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

(f) Fair Labor Standards Act. Any Goods now or hereafter produced by such Obligor or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act of 1938, as amended.

Section 3. Collateral. As collateral security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of amounts that would become due but for the operation of the automatic stay under Section 362(c) of the Bankruptcy Code), of the Secured Obligations, whether now existing or hereafter from time to time arising, each Obligor hereby

Second Amended and Restated Security Agreement

pledges and ratifies, acknowledges, confirms and continues its pledge to the Collateral Agent for the ratable benefit of the Secured Parties, and hereby grants and ratifies, acknowledges, confirms and continues its grant to the Collateral Agent, for the ratable benefit of the Security Parties, a security interest in all of such Obligor’s right, title and interest in, to and under the following property, assets and revenues, whether now owned by such Obligor or hereafter acquired, wherever located, whether tangible or intangible and whether now existing or hereafter coming into existence (all of the property, assets and revenues described in this Section 3 being collectively referred to herein as the “Collateral”):

(a) all Accounts;

(b) all Deposit Accounts;

(c) all Instruments;

(d) all Documents;

(e) all Chattel Paper (whether tangible or electronic);

(f) all Inventory;

(g) all Equipment;

(h) all Fixtures;

(i) all Goods;

(j) all Letter-of-Credit Rights;

(k) the shares of stock of each Equity Borrower identified in Annex 3 under the name of such Obligor and all other shares of capital stock of whatever class of each Equity Borrower, now or hereafter owned by such Obligor, and all certificates evidencing the same (collectively, the “Pledged Shares”), together with, in each case:

(i) all shares, securities, moneys or property representing a dividend on any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares, and

(ii) without affecting the obligations of such Obligor under any provision prohibiting such action hereunder or under the Second Lien Credit Agreement, in the event of any consolidation or merger in which an Equity Borrower is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is such Obligor itself) formed by or resulting from such consolidation or merger (the Pledged Shares, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to this clause (ii) and clause (i) above being herein collectively called the “Stock Collateral”);

Second Amended and Restated Security Agreement

(l) all Investment Property and Financial Assets;

(m) all Intellectual Property;

(n) all Payment Intangibles, Software and all General Intangibles;

(o) all commercial tort claims, as defined in Section 9-102(a)(13) of the UCC;

(p) all Assigned Agreements;

(q) all Pledged Debt;

(r) all other tangible and intangible personal property whatsoever of such Obligor; and

(s) all Proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Collateral and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including, without limitation, all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor);

provided that in no event shall the security interest granted under this Section 3 attach to any Collateral or any lease, license, contract, permit, instrument, property rights or agreement to which such Obligor is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in (x) the abandonment, invalidation or unenforceability of any right, title or interest of such Obligor therein, (y) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, permit, instrument, property rights or agreement or a violation of any Applicable Law (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC, any provision of the Bankruptcy Code or otherwise) or (z) a grant of the Capital Stock of any foreign Subsidiary that represents more than 65% of the total combined voting power in such foreign Subsidiary (or such greater percentage of such equity interest as shall not cause the Obligor to incur adverse tax consequences under Section 956 of the Internal Revenue Code), whether now owned or hereafter acquired and which may be issued and outstanding at any time and from time to time.

The parties hereto intend to maintain the validity, effectiveness, enforceability, perfection and priority of the security interest granted under the Original Security Agreement, as amended and restated by the Amended Security Agreement (the “Original Security Documents”) and this Agreement is intended, inter alia, to extend the obligations and indebtedness secured by the security interests and pledges created and effected by the Original Security Documents, in each case, except as specifically provided herein, without terminating, limiting, modifying or

Second Amended and Restated Security Agreement

otherwise affecting the validity, effectiveness, enforceability, perfection and priority of the security interests or the pledges created and effected in respect thereof. To the extent that any security interest or pledge granted pursuant to the Original Security Documents relates to Collateral in which the Obligors have previously granted a security interest to the Collateral Agent, this Agreement shall, except as specifically provided herein, confirm the validity, effectiveness, enforceability and continuation of such security interest or pledge as against the Obligors. All of the terms and provisions of the Original Security Documents are hereby confirmed and ratified in all respects, except as specifically modified herein.

Section 4. Cash Proceeds of Collateral.

(a) Collateral Account. Subject to the terms of the Intercreditor and Subordination Agreements, the First Lien Collateral Agent will cause to be established at a banking institution to be selected by the Required Holders (as defined under the First Lien Credit Agreement) as cash collateral account (the “Collateral Account”), which

(i) to the extent of all Investment Property or Financial Assets (other than cash) shall be a “securities account” (as defined in Section 8-501 of the UCC) in respect of which the First Lien Collateral Agent shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) and

(ii) to the extent of any cash, shall be a Deposit Account and into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Collateral Agent pursuant hereto and into which the Obligors may from time to time deposit any additional amounts that any of them wishes to pledge to the Collateral Agent for the benefit of the Secured Parties as additional collateral security hereunder or that, as provided in the Second Lien Credit Agreement or the other Loan Documents, they are required to pledge as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the First Lien Collateral Agent shall remit the collected balance standing to the credit of the Collateral Account to or upon the order of the respective Obligor as such Obligor through the Borrower shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the First Lien Collateral Agent may (if so instructed by the Required Holders) apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in the Intercreditor and Subordination Agreements and, to the extent applicable, in the manner specified in Section 5.09. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

(b) Proceeds of Accounts. Subject to the terms of the Intercreditor and Subordination Agreements, if so requested by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Obligor shall instruct all account debtors in respect of Accounts, Chattel Paper and General Intangibles, all obligors on Instruments and all counterparties in respect of the Assigned Agreements to make all payments

Second Amended and Restated Security Agreement

in respect thereof either (a) directly to the First Lien Collateral Agent (by instructing that such payments be remitted to a post office box or deposit account which shall be in the name and under the control of the First Lien Collateral Agent) or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box or deposit account which shall be in the name and under the control of the First Lien Collateral Agent) under arrangements, in form and substance satisfactory to the First Lien Collateral Agent, pursuant to which such Obligor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the First Lien Collateral Agent for deposit into the Collateral Account. All payments made to the First Lien Collateral Agent, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the foregoing, each Obligor agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, such Obligor shall, upon the request of the Collateral Agent, as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Obligor for and as the property of the First Lien Collateral Agent and shall not be commingled with any other funds or property of such Obligor.

(c) Investment of Balance in Collateral Account. The cash balance standing to the credit of the Collateral Account shall be invested from time to time in such Cash Equivalents as the respective Obligor through the Borrower (or, after the occurrence and during the continuance of a Default or Event of Default, the Required Holders) shall determine, which Cash Equivalents shall, subject to the terms of the Intercreditor and Subordination Agreements, be held in the name and be under the control of the First Lien Collateral Agent (and credited to the Collateral Account), provided that at any time after the occurrence and during the continuance of an Event of Default, the First Lien Collateral Agent may (if instructed by the Required Holders) elect to liquidate any such Cash Equivalents and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in the Intercreditor and Subordination Agreements and, to the extent applicable, in the manner specified in Section 5.09.

Section 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3, the Obligors hereby agree with the Collateral Agent for the benefit of the Secured Parties as follows:

5.01 Delivery and Other Perfection. Each Obligor shall:

(a) Subject to the terms of the Intercreditor and Subordination Agreements, deliver to the First Lien Collateral Agent any and all Instruments constituting part of the Collateral in which such Obligor purports to grant a security interest hereunder, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the First Lien Collateral Agent may request; provided that so long as no Event of Default shall have occurred and be continuing, such Obligor may retain for collection in the ordinary course any Instruments received by such Obligor in the ordinary course of its business and the First Lien Collateral Agent shall, promptly upon request of such Obligor through the Borrower, make appropriate arrangements for making any Instrument pledged by such Obligor available to such Obligor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the First Lien Collateral Agent, against trust receipt or like document);

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(b) Subject to the terms of the Intercreditor and Subordination Agreements, give, execute, deliver, file, record, authorize or obtain all such financing statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable, or as the Collateral Agent (acting on the written instructions of the Required Lenders) may direct, to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Stock Collateral to be transferred of record into the name of the First Lien Collateral Agent or its nominee (and the Collateral Agent agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to the respective Obligor copies of any notices and communications received by it with respect to the Stock Collateral pledged by such Obligor hereunder), provided that notices to account debtors in respect of any Accounts, Chattel Paper or General Intangibles and to obligors on Instruments shall be subject to the provisions of clause (c) below;

(c) upon the occurrence and during the continuance of any Default or Event of Default, upon request of the Collateral Agent, promptly notify (and such Obligor hereby authorizes the Collateral Agent so to notify) each account debtor in respect of any Accounts, Chattel Paper, Instruments or General Intangibles of such Obligor that such Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect thereof are to be made directly to the Collateral Agent, subject to the terms of the Intercreditor and Subordination Agreements;

(d) without limiting the obligations of such Obligor under Section 5.04(c), upon the acquisition after the date hereof by such Obligor of any Equipment covered by a certificate of title or ownership, cause the First Lien Collateral Agent to be listed as the lienholder on such certificate of title and take such other steps as may be required under the law applicable to perfection of a security interest in such property to perfect such security interest, and within 60 days of the acquisition thereof deliver evidence of the same to the Collateral Agent;

(e) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as may be required by applicable law or as the Collateral Agent may reasonably require, in order to reflect the security interests granted by this Agreement; and

(f) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Collateral Agent to be present at such Obligor’s place of business to receive copies of all material communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Collateral Agent may reasonably require.

Second Amended and Restated Security Agreement

5.02 Other Financing Statements and Liens. Except as otherwise permitted under Section 5.02(a) of the Second Lien Credit Agreement, without the prior written consent of the Collateral Agent (granted with the authorization of the Required Lenders), no Obligor shall (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties, or (b) cause or permit any Person other than the Collateral Agent to have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the UCC) of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral.

5.03 Preservation of Rights. No Secured Party shall be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

5.04 Special Provisions Relating to Certain Collateral.

(a) Stock Collateral.

(1) The Obligors will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each direct Subsidiary of any Obligor then outstanding.

(2) If any of the shares, securities, moneys or property required to be pledged by such Obligor under Section 3 are received by such Obligor, forthwith either (x) subject to the terms of the Intercreditor and Subordination Agreements, transfer and deliver to the First Lien Collateral Agent such shares or securities so received by such Obligor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the First Lien Collateral Agent, pursuant to the terms of this Agreement and the Intercreditor and Subordination Agreements, as part of the Collateral or (y) take such other action as the Collateral Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said Section 3.

(3) So long as no Event of Default shall have occurred and be continuing, the Obligors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Second Lien Credit Agreement or any other Loan Document or any other instrument or agreement referred to herein or therein; and, subject to the terms of the Intercreditor and Subordination Agreements, the Collateral Agent shall execute and deliver to the Obligors or cause to be executed and delivered to the Obligors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Obligors may reasonably request for the purpose of enabling the Obligors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.04(a)(3).

(4) Unless and until an Event of Default has occurred and is continuing, the Obligors shall be entitled to receive and retain any and all dividends and distributions on the Stock Collateral; provided, however, that any and all

Second Amended and Restated Security Agreement

(i) dividends, other distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

(ii) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

(iii) cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Collateral,

shall be, and shall forthwith, subject to the terms of the Intercreditor and Subordination Agreements, be delivered to the First Lien Collateral Agent to hold as, Collateral and shall, if received by any Obligor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Obligor and be forthwith delivered to the First Lien Collateral Agent as Collateral in the same form as so received (with all necessary endorsements).

(5) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Collateral Agent or any other Secured Party exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Second Lien Credit Agreement or any other Loan Document or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Stock Collateral shall be paid directly to the First Lien Collateral Agent and retained by it in the Collateral Account as part of the Stock Collateral, subject to the terms of this Agreement and the Intercreditor and Subordination Agreements, and, if the Collateral Agent shall so request in writing, the Obligors jointly and severally agree to execute and deliver to the First Lien Collateral Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the First Lien Collateral Agent shall, upon the written request of the Obligors (except to the extent theretofore applied to the Secured Obligations), be returned by the First Lien Collateral Agent to the Obligors.

(b) Intellectual Property.

(1) For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 5.05 at such time as the Collateral Agent shall, subject to the terms of the Intercreditor and Subordination Agreements, be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Obligor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Obligor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Obligor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

Second Amended and Restated Security Agreement

(2) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 5.02(e) of the Second Lien Credit Agreement that limit the rights of the Obligors to dispose of their property, so long as no Event of Default shall have occurred and be continuing, the Obligors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Obligors. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing the Collateral Agent shall from time to time, upon the request of the respective Obligor (and at such Obligor’s expense), execute and deliver any instruments, certificates or other documents, in the form so requested, that such Obligor through the Borrower shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations, the Collateral Agent shall terminate or grant back to the Obligors the license granted pursuant to clause (1) immediately above. The exercise of rights and remedies under Section 5.05 by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Obligors in accordance with the first sentence of this clause (2).

(3) The Obligors will furnish to the Collateral Agent from time to time (but, unless an Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral as the Collateral Agent may reasonably request, all in reasonable detail; and promptly upon request of the Collateral Agent, following receipt by the Collateral Agent of any statements, schedules or reports pursuant to this clause (3), modify this Agreement by amending Annexes 4, 5 and/or 6, as the case may be, to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement.

(c) Deposit Accounts. To the extent required by Section 5.01(o) of the Second Lien Credit Agreement, each Obligor agrees to maintain Deposit Accounts only at such institutions with which the Collateral Agent (or any of its agents) and the respective Obligor have entered into an Account Control Agreement and only in such accounts to which such Account Control Agreements relate.

(d) Assigned Agreements.

(1) Each Obligor shall at its expense:

(i) perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements to which it is a party in full force and effect, enforce the Assigned Agreements to which it is a party in accordance with the terms thereof and take all such action to such end as may be reasonably requested from time to time by the Collateral Agent except where the failure to do so would not have a Material Adverse Effect; and

Second Amended and Restated Security Agreement

(ii) from time to time (A) furnish to the Collateral Agent such information and reports regarding the Assigned Agreements and such other Collateral of such Obligor as the Collateral Agent may reasonably request and (B) upon reasonable request of the Collateral Agent, make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as such Obligor is entitled to make thereunder.

(2) Each Obligor agrees that it shall not, except to the extent otherwise permitted under the Second Lien Credit Agreement:

(i) cancel or terminate any Assigned Agreement (except in accordance with the terms thereof) to which it is a party or consent to or accept any cancellation or termination thereof (except in accordance with the terms thereof);

(ii) amend, amend and restate, supplement or otherwise modify any such Assigned Agreement (other than any amendment or modification to an Assigned Agreement required by change in law, rule or regulation applicable thereto) or give any consent, waiver or approval thereunder;

(iii) waive any default under or breach of any such Assigned Agreement; or

(iv) take any other action in connection with any such Assigned Agreement that would impair the value of the interests or rights of such Obligor thereunder or that would impair the interests or rights of any Secured Party, except in each of the foregoing cases (other than any change in law, rule or regulation that requires an amendment or modification of an Assigned Agreement), where to do so would not be reasonably likely to have a Material Adverse Effect.

(3) Each Obligor hereby consents on its own behalf and on behalf of its Subsidiaries to the assignment and pledge to the Collateral Agent for benefit of the Secured Parties of each Assigned Agreement to which it is a party by any other Obligor hereunder.

5.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing and, in each case, subject to the terms of the Intercreditor and Subordination Agreements:

(a) each Obligor shall, at the request of the Collateral Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and such Obligor, designated in its request;

(b) the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

Second Amended and Restated Security Agreement

(c) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not said UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right);

(d) the Collateral Agent in its discretion may, in its name or in the name of the Obligors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

(e) the Collateral Agent may, upon ten days’ prior written notice to the Obligors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, any of the Secured Parties or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and any Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Obligors shall supply to the Collateral Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The Proceeds of each collection, sale or other disposition under this Section 5.05, including by virtue of the exercise of the license granted to the Collateral Agent in Section 5.04(b), shall, subject to the terms of the Intercreditor and Subordination Agreements, be applied in the manner specified in Section 5.09.

The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent

Second Amended and Restated Security Agreement

may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Equity Borrower or issuer thereof to register it for public sale.

5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 and/or received by the Collateral Agent under the Intercreditor and Subordination Agreements are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors shall remain liable for any deficiency.

5.07 Locations; Names. Without at least 30 days’ (or such shorter period as Collateral Agent may agree to in its sole discretion) prior written notice to the Collateral Agent, no Obligor shall change its location (as defined in Section 9-307 of the UCC) or change its name from the name shown as its current legal name on Annex 1.

5.08 Private Sale. None of the Secured Parties shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against any Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

5.09 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 5.09, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the First Lien Collateral Agent under Section 4 or this Section 5, shall be applied by the Collateral Agent:

(a) First, to the payment of all costs, taxes and expenses of such collection, sale, disposition, foreclosure or other realization, including reasonable compensation to the Collateral Agent, the Administrative Agent, and their respective agents and counsel in connection therewith, and all other expenses, liabilities and advances made or incurred by the Administrative Agent or Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification under any Collateral Document and all advances made by the Collateral Agent under any Collateral Document for the account of any Secured Party, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy under any Collateral Document;

(b) Second, to the payment of any other amounts payable to the Administrative Agent under the Loan Documents;

Second Amended and Restated Security Agreement

(c) Third, to the payment of the accrued and unpaid interest under the Loan Documents;

(d) Fourth, to the payment of the outstanding principal due under the Loan Documents;

(e) Fifth, to the payment of all other unpaid Obligations of the Obligors under the Loan Documents, if any; and

(f) Sixth, any surplus remaining after payment of the foregoing amounts shall be paid to the Borrower by the Collateral Agent, subject, however, to the rights of the holder of any then existing Lien of which the Collateral Agent has actual notice (without investigation); it being understood that the Borrower shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (a) through (e) of this Section 5.09.

5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Obligor shall (i) file such financing statements and other documents in such offices as shall be appropriate or necessary to perfect the security interests granted by Section 3 of this Agreement, (ii) deliver to the First Lien Collateral Agent all certificates identified in Annex 3, accompanied by undated stock powers duly executed in blank and (iii) execute and deliver such short form assignments or security agreements relating to Collateral consisting of the Intellectual Property as the Collateral Agent may reasonably request. Without limiting the foregoing, each Obligor authorizes the filing of UCC financing statements describing the Collateral as “all assets” or “all personal property whether now owned or hereafter acquired” of such Obligor or words of similar effect (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 3).

5.12 Termination or Release.

(a) When all Secured Obligations shall have been paid in full, this Agreement shall terminate, and, upon being so instructed in writing by the Secured Parties, the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money

Second Amended and Restated Security Agreement

received in respect thereof, to or on the order of the respective Obligor and to be released and canceled all licenses and rights referred to in Section 5.04(b), in each case, at such Obligor’s expense. Upon being so instructed in writing by the Secured Parties, the Collateral Agent shall also execute and deliver to the respective Obligor upon such termination such UCC termination statements and such other documentation as shall be reasonably requested by the respective Obligor to effect the termination and release of the Liens on the Collateral, in each case, at such Obligor’s expense.

(b) Upon any sale or other transfer by any Obligor of any Collateral, which sale or other transfer is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted pursuant to this Agreement in any Collateral pursuant to Section 6.03 of this Agreement, the security interest in such Collateral shall automatically be released.

5.13 Further Assurances. Each Obligor agrees that, from time to time upon the written request of the Collateral Agent, such Obligor will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

Section 6. Miscellaneous.

6.01 Notices. All notices, requests, consents and demands hereunder shall be in writing and delivered to the intended recipient as specified pursuant to Section 9.02 of the Second Lien Credit Agreement or, if to a Subsidiary Guarantor, at the “Address for Notices” specified below its name on the signature pages hereof or of the relevant Security Agreement joinder delivered by such Subsidiary Guarantor or, if to the Collateral Agent, at the “Address for Notices” specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party, and in any case, shall be deemed given upon the earlier of receipt thereof or 3 days from the date on which such notice was sent.

6.02 No Waiver. No course of dealing and no delay on the part of the Secured Parties in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof or otherwise prejudice such rights, powers or remedies. No right, power or remedy conferred by this Agreement upon any Secured Party shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

6.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only as specified in Section 9.01 of the Second Lien Credit Agreement. Any such amendment or waiver shall be binding upon the Secured Parties and each holder of any of the Secured Obligations and each Obligor.

6.04 Indemnity, Costs, Fees and Expenses.

(a) The Obligors jointly and severally agree to reimburse each of the Secured Parties for all reasonable and documented costs, fees and expenses (including, without limitation,

Second Amended and Restated Security Agreement

the reasonable and documented fees and expenses of legal counsel and of any experts and agents engaged by the Collateral Agent) incurred by them in connection with, and to pay to the Collateral Agent reasonable compensation for its actions taken in connection with (i) any Default or Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Collateral Agent of any obligations of the Obligors in respect of the Collateral that the Obligors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.04, and all such costs, fees and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

(b) The obligations of the Obligors in this Section 6.04 shall (i) survive the termination of this Agreement and the discharge of the Obligors’ other obligations under this Agreement and the other Loan Documents, and (ii) as to any Obligor that is a part to the Subsidiary Guaranty, be subject to the provisions of Section 7.01(b) thereof.

6.05 Successors and Assigns All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not; provided, however, that no Obligor may assign its rights or obligations hereunder.

6.06 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

6.07 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

6.08 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

6.09 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Second Amended and Restated Security Agreement

6.10 Additional Obligors. As contemplated in Section 5.01(j) of the Second Lien Credit Agreement, the Company shall cause any Person that becomes a Subsidiary of the Company after the date hereof to execute and deliver to the Lenders, the Administrative Agent and the Collateral Agent a Security Agreement Joinder in the form of Annex 8 hereto and such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become an “Obligor” for all purposes of this Agreement. In connection with the execution and delivery by any such Subsidiary of such Security Agreement Joinder, the Borrower shall cause such Subsidiary to (i) deliver to the Lenders, the Administrative Agent and the Collateral Agent amended Annexes to this Security Agreement containing such additional or corrected information as may be necessary to cause the representations and warranties made by such Subsidiary in such Security Agreement Joinder to be true and accurate and (ii) take all actions contemplated hereby to ensure that the Collateral Agent has a perfected security interest in the Collateral specified in such Security Agreement Joinder.

6.11 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 6.11 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO OR THERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Second Amended and Restated Security Agreement

6.12 Submission to Jurisdiction; Waivers. Each Obligor hereby irrevocably and unconditionally:

(a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Obligor at its address as specified in Section 6.01 or at such other address of which the Secured Parties have been notified pursuant thereto; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

6.13 First Lien Collateral Agent. Notwithstanding anything contained herein to the contrary, upon the satisfaction in full of the Obligations under the First Lien Credit Agreement, the First Lien Collateral Agent shall have no more rights or obligations in respect of this Agreement and the other Loan Documents, except as may be specifically provided for herein or in the Intercreditor and Subordination Agreements, the Collateral Agent shall act as successor therefor, and all references herein to the “First Lien Collateral Agent” and the “Required Holders” shall be deemed to be referenced to the “Collateral Agent” and “Required Lenders”, respectively; provided, however, that the First Lien Collateral Agent shall continue to act as subagent for the Collateral Agent in respect of the Collateral to the extent provided for in the Intercreditor and Subordination Agreements.

The remainder of this page is intentionally left blank.

Second Amended and Restated Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

INTERSTATE FIBERNET, INC, as Borrower

By	/s/ Richard E. Fish
Name:	Richard E. Fish
Title:	Chief Financial Officer

ITC^DELTACOM, INC., as Parent

By	/s/ Richard E. Fish
Name:	Richard E. Fish
Title:	Chief Financial Officer

Second Amended and Restated Security Agreement

SUBSIDIARY GUARANTORS

ITC^DELTACOM COMMUNICATIONS, INC., as Obligor and Subsidiary Guarantor

By	/s/ Richard E. Fish
Name:	Richard E. Fish
Title:	Chief Financial Officer

Address for Notices:

7037 Old Madison Pike, Suite 400
Huntsville, AL 35806
Attn: Chief Financial Officer

DELTACOM INFORMATION SYSTEMS, INC., as Obligor and Subsidiary Guarantor

By	/s/ Richard E. Fish
Name:	Richard E. Fish
Title:	Chief Financial Officer

Address for Notices:

7037 Old Madison Pike, Suite 400
Huntsville, AL 35806
Attn: Chief Financial Officer

BTI TELECOM CORP., as Obligor and Subsidiary Guarantor

By	/s/ Richard E. Fish
Name:	Richard E. Fish
Title:	Chief Financial Officer

Address for Notices:

7037 Old Madison Pike, Suite 400
Huntsville, AL 35806
Attn: Chief Financial Officer

BUSINESS TELECOM, INC., as Obligor and Subsidiary Guarantor

By	/s/ Richard E. Fish
Name:	Richard E. Fish
Title:	Chief Financial Officer

Address for Notices:

7037 Old Madison Pike, Suite 400
Huntsville, AL 35806
Attn: Chief Financial Officer

BUSINESS TELECOM OF VIRGINIA, INC., as Obligor and Subsidiary Guarantor

By	/s/ Richard E. Fish
Name:	Richard E. Fish
Title:	Chief Financial Officer

Address for Notices:

7037 Old Madison Pike, Suite 400
Huntsville, AL 35806
Attn: Chief Financial Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Agent

By	/s/
Name:
Title: